Exhibit 4.1

MASSEY ENERGY COMPANY

Second Supplemental Indenture

Dated as of April 7, 2004

Wilmington Trust Company,

Trustee

2.25% Convertible Senior Notes due 2024

TABLE OF CONTENTS1

		Page
ARTICLE 3

MISCELLANEOUS PROVISIONS

SECTION 3.01	Recitals by the Corporation	38
SECTION 3.02	Ratification and Incorporation of Original Indenture	38
SECTION 3.03	Executed in Counterparts	39

Exhibit A	Form of 2.25% Convertible Senior Note
Exhibit B	Certificate of Authentication of 2.25% Convertible Senior Note

(1)	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

-ii-

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is made as of the 7th day of April, 2004, by and between MASSEY ENERGY COMPANY, a Delaware corporation, having its principal office at 4 North 4th Street, Richmond, Virginia 23219 (the “Corporation”), the guarantors listed on the signature pages hereto (the “Guarantors”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Corporation and A.T. Massey Coal Company, Inc. have heretofore entered into a Senior Indenture, dated as of May 29, 2003 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this Second Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation hereby proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

2.25% CONVERTIBLE SENIOR NOTES DUE 2024

SECTION 1.01 Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation’s 2.25% Convertible Senior Notes due 2024 (the “Convertible Senior Notes”).

There are to be authenticated and delivered Convertible Senior Notes limited in the aggregate principal amount of $175,000,000, and no further Convertible Senior Notes shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture, the last paragraph of Section 301 thereof, Section 1.09(f) hereof and Section 1.10(c)(iv) hereof. The Convertible Senior Notes shall be issued in fully registered form without coupons.

The Convertible Senior Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the Convertible Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Convertible Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

The Convertible Senior Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold initially only to QIBs in reliance on Rule 144A (such resold Convertible Senior Notes to be referred to herein as the “Rule 144A Securities”, or the “Transfer Restricted Securities”). Such Transfer Restricted Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

SECTION 1.02 Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below for purposes of the Convertible Senior Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“6.625% Senior Notes Indenture” means the 6.625% Senior Notes Indenture dated November 10, 2003, as supplemented from time to time, among the Corporation, the Guarantors named therein and the Trustee.

“Business Day” means, with respect to any Security (including the Convertible Senior Notes), any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or a day on which the Corporate Trust Office of the Trustee is closed.

“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg.

“Common Stock” means the common stock, $0.625 par value, of the Corporation, which is the only outstanding class of the Corporation’s Common Stock.

“Conversion Agent” means the Trustee or such other office or agency designated by the Corporation where Convertible Senior Notes may be presented for conversion.

“Conversion Date” has the meaning provided in Section 1.10(c)(i) hereof.

“Conversion Price” means $1,000 divided by the Conversion Rate, initially $33.60 per share of Common Stock.

“Conversion Rate” has the meaning provided in Section 1.10(b) hereof.

“Convertible Senior Notes” has the meaning provided in Section 1.01 hereof.

“Corporation Purchase Notice” has the meaning provided in Section 1.09(a) hereof.

“Corporation Purchase Notice Date” has the meaning provided in Section 1.09(a) hereof.

“Current Market Price” per share of Common Stock on any day means the average of the daily Last Reported Sale Price for the five consecutive Trading Days selected by the Corporation commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question (including upon the occurrence of a Fundamental Change) and the day before the “ex date” with respect to the issuance or distribution requiring such computation. As used herein, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the exchange or in the market in which the security trades without the right to receive such issuance or distribution.

“Default” means (1) any event of default under this Indenture or (2) any event, act or condition that, after notice or the passage of time or both, would be an event of default.

“Definitive Securities” has the meaning provide in Section 1.05(a).

“Dividend Increase” has the meaning provided in Section 1.10(g)(v).

“Dividend Threshold Amount” has the meaning provided in Section 1.10(g)(v).

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person; provided, however, that Equity Interests shall not be deemed to include stock appreciation rights, phantom shares or similar rights granted to employees, officers or directors of the Corporation and Subsidiaries pursuant to the Corporation’s compensation plans and programs.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Expiration Time” has the meaning provided in Section 1.10(g)(vi) hereof.

“Fundamental Change” will be deemed to have occurred at the time after Original Issue Date that any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Corporation, its subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Corporation’s common equity representing more than 50% of the voting power of the Corporation’s common equity entitled to vote generally in the election of directors; or

(ii) consummation of any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any person other than the Corporation or one or more of its subsidiaries; provided, however, that a transaction where the holders of the Corporation’s common equity immediately prior to such transaction have directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change.

A Fundamental Change will not be deemed to have occurred in respect of either of the foregoing, however, if either:

(i) the Last Reported Sale Price of the Common Stock for any five Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the Conversion Price of the Convertible Senior Notes immediately before the Fundamental Change or the public announcement thereof, or

(ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the Convertible Senior Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

For purposes of this Second Supplemental Indenture the term capital stock of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations, or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Fundamental Change Purchase Date” has the meaning provided in Section 1.07(a) hereof.

“Fundamental Change Purchase Notice” has the meaning provided in Section 1.07(b)(i) hereof.

“Fundamental Change Purchase Price” has the meaning provided in Section 1.07(a) hereof.

“Guarantors” has the meaning provided in the preamble hereto.

“Initial Purchasers” means the several initial purchasers party to the Purchase Agreement.

“Interest Payment Date” means each April 1 and October 1 of each year, commencing October 1, 2004.

“interest period” means any six-month period from April 1 to September 30 and from October 1 to March 31, as appropriate, commencing with the six-month period beginning October 1, 2004.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Liquidated Damages” has the meaning set forth in the Registration Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Note Guarantee” means a guarantee of the Convertible Senior Notes by a Guarantor.

“Original Issue Date” means April 7, 2004.

“Purchase Agreement” means the Purchase Agreement, dated April 2, 2004, among the Corporation, UBS Securities LLC, as the representative of the Initial Purchasers, and the Guarantors listed on Schedule II thereto.

“Purchase Price” means an amount equal to the principal amount of the Convertible Senior Notes to be purchased plus any accrued and unpaid interest to but excluding the Put Date.

“Purchased Shares” has the meaning provided in Section 1.10(g)(vi).

“Put Date” has the meaning provided in Section 1.08(a) hereof.

“Put Notice” has the meaning provided in Section 1.08(b)(i) hereof.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means S&P and Moody’s.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” has the meaning provided in Section 1.06(a) hereof.

“Redemption Price” has the meaning provided in Section 1.06(a) hereof.

“Registration Agreement” means the Registration Rights Agreement dated April 7, 2004, among the Company, the Guarantors and the Initial Purchasers.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the 15th calendar day immediately preceding such Interest Payment Date (whether or not a Business Day).

“Regulation S” means, Regulation S under the Securities Act.

“Restricted Period” with respect to any Securities means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Original Issue Date with respect to such Securities.

“Restricted Securities Legend” means the legend set forth in Section 1.15(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Significant Subsidiary” means (1) any guarantor that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any guarantor that, when aggregated with all other guarantors that are not otherwise Significant Subsidiaries and as to which any bankruptcy event has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Special Record Date” has the meaning provided in Section 1.03(a) hereof.

“Spin-off Market Price” per share of Common Stock of the Corporation or the capital stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation on any day means the average of the daily Last Reported Sale Price for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the “ex date” with respect to the issuance or distribution requiring such computation. As used herein, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the exchange or in the market in which the security trades without the right to receive such issuance or distribution.

“Stated Maturity” means April 1, 2024.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Corporation.

“Suspension Period” means any period in which the Convertible Senior Notes are rated Investment Grade by both Rating Agencies and no Default has occurred and is continuing under this Indenture.

“Trading Day” means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the Nasdaq National Market or another U.S. national or regional securities exchange, a day on which the New York Stock Exchange, the Nasdaq National Market or such other national or regional securities exchange, as the case may be, is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Trading Price” means the price of the Convertible Senior Notes as determined by the Corporation as calculated in connection with Section 1.14. The Corporation may determine the Trading Price based upon the average of the secondary market bid quotations, as of any date of determination, per $1,000 principal amount of Convertible Senior Notes obtained by a bid solicitation agent appointed by the Corporation for $10 million principal amount of Convertible Senior Notes at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers (none of which shall be an Affiliate of the Corporation) in The City of New York (or such other place that may be determined from time to time by the

Corporation) selected by the Corporation; provided, however, if (a) at least three such bids are not obtained by the bid solicitation agent or (b) in the Corporation’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Convertible Senior Notes as of such determination date, then the Trading Price for such determination date shall equal (1) the Conversion Rate in effect as of such determination date multiplied by (2) the average Last Reported Sale Price of the Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 1.10(g) hereof.

“Trustee” has the meaning provided in the preamble hereof.

SECTION 1.03 Payment of Principal and Interest. (a) The principal of the Convertible Senior Notes shall be due at Stated Maturity (unless earlier redeemed or purchased by the Corporation). The unpaid principal amount of the Convertible Senior Notes shall bear interest at the rate of 2.25% per annum until paid or duly provided for, such interest to accrue from April 7, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears, commencing on October 1, 2004, on each Interest Payment Date to the Person or Persons in whose name the Convertible Senior Notes are registered on the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Convertible Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Convertible Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Convertible Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

(b) Payments of interest on the Convertible Senior Notes shall include interest accrued to but excluding the respective Interest Payment Dates, Redemption Date, Put Date or Fundamental Change Purchase Date, as the case may be. Payments of interest for the Convertible Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Convertible Senior Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable and no additional interest will accrue on that payment from and after the date on which the interest is payable to the date of that payment on the next succeeding Business Day.

(c) Payment of principal of, premium, if any, and interest on the Convertible Senior Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or such other form of consideration as set forth herein. Payments of principal of, premium, if any, and interest on Convertible Senior Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Convertible Senior Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or purchase of such Convertible Senior Notes shall be made at the office of the Paying Agent upon surrender of such Convertible Senior Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

(d) If any payment date, whether an Interest Payment Date, a date on which payment is due at Maturity, a date on which payment is due upon redemption, a Fundamental Change Purchase Date or a Put Date, falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment was due and no additional interest will accrue on that payment for the period from and after such payment date that is not a Business Day to the date of that payment on the next succeeding Business Day.

SECTION 1.04 Denominations. The Convertible Senior Notes shall be issued in denominations of $1,000 and any integral multiple thereof.

SECTION 1.05 Global Securities. (a) The Convertible Senior Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Convertible Senior Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Convertible Senior Notes in definitive form (“Definitive Securities”). The Global Securities described in this Article 1 may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

(b) A Global Security shall be exchangeable for Convertible Senior Notes registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation or (ii) the Corporation in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Senior Notes registered in such names as the Depositary shall direct.

(c) Transfers, exchanges and forms of the Convertible Senior Notes are further subject to the provisions of Section 1.15.

SECTION 1.06 Optional Redemption. (a) On or after April 6, 2011, the Convertible Senior Notes shall be redeemable in cash, in whole or, from time to time, in part, at the option of the Corporation on any date (a “Redemption Date”), at a redemption price equal to 100% of the principal amount of the Convertible Senior Notes to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Redemption Date (the “Redemption Price”).

(b) The Corporation shall notify each Holder of the redemption pursuant to Section 1104 of the Original Indenture.

(c) If any Convertible Senior Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Convertible Senior Notes so selected, the converted portion of such Convertible Senior Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Convertible Senior Notes to be redeemed by the Corporation, to be the portion selected for redemption. Convertible Senior Notes which have been converted during a selection of Convertible Senior Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. Nothing in this Section 1.06(c) shall affect the right of any Holder to convert any Convertible Senior Notes before the termination of the conversion right with respect thereto. If the Corporation decides to redeem fewer than all of the outstanding Convertible Senior Notes then the Trustee will select the Convertible Senior Notes to be redeemed (in principal amount of $1,000 or integral multiples thereof) by lot, or on a pro rata basis or by another method the Trustee considers fair and appropriate.

(d) In addition to those matters set forth in Section 1104 of the Indenture, a notice of redemption sent to the Holders of Convertible Senior Notes shall state:

(i) the name of the Paying Agent and Conversion Agent;

(ii) the then current Conversion Rate;

(iii) that the Convertible Senior Notes called for redemption may be converted at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; and

(iv) that Holders who wish to convert Convertible Senior Notes must comply with the procedures in Section 1.10 hereof and the second through seventh paragraphs of the reverse of the Convertible Senior Notes.

(e) The Convertible Senior Notes shall not have a sinking fund.

SECTION 1.07 Purchase at the Option of the Holder Upon a Fundamental Change. (a) If a Fundamental Change shall occur at any time prior to April 1, 2011, each Holder shall have the right, at such Holder’s option, to require the Corporation to purchase any or all of such Holder’s Convertible Senior Notes for cash on the date that is no later than 35 days after the date of the Corporation Purchase Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 1.09(g)) (the “Fundamental Change Purchase Date”). The Corporation shall purchase such Convertible Senior

Notes at a price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Convertible Senior Notes to be purchased plus any accrued and unpaid interest on the principal amount to be purchased to but excluding the Fundamental Change Purchase Date. No Convertible Senior Notes may be purchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of such Convertible Senior Notes).

(b) Exercise of Fundamental Change Option. For a Senior Convertible Note to be so purchased at the option of the Holder pursuant to this Section 1.07, the Paying Agent must receive:

(i) a written notice of purchase (a “Fundamental Change Purchase Notice”) substantially in the form entitled “Form of Fundamental Change Purchase Notice” on the reverse of the Senior Convertible Note duly completed, on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

(1) if certificated, the certificate numbers of the Convertible Senior Notes which the Holder shall deliver to be purchased;

(2) the portion of the principal amount of the Convertible Senior Notes which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(3) that such Convertible Senior Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Convertible Senior Notes and in the Indenture;

(ii) delivery or book-entry transfer of such Convertible Senior Notes prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 1.07 only if the Convertible Senior Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

SECTION 1.08 Purchase of Convertible Senior Notes at the Option of the Holder. (a) On each of April 1, 2011, April 1, 2014 and April 1, 2019 (each, a “Put Date”), each Holder shall have the right, at such Holder’s option, to require the Corporation to purchase any or all of such Holder’s Convertible Senior Notes. Any Convertible Senior Notes purchased by the Corporation pursuant to this Section 1.08 shall be paid for in cash. The Corporation shall purchase such Convertible Senior Notes at a price equal to 100% of the principal amount of the Convertible Senior Notes to be purchased plus any accrued and unpaid interest on the principal amount to be purchased to but excluding the Put Date.

(b) Exercise of Put Option. For a Senior Convertible Note to be so purchased at the option of the Holder, the Paying Agent must receive:

(i) a written notice of purchase (a “Put Notice”) substantially in the form entitled “Form of Put Notice” on the reverse of the Senior Convertible Note duly completed, at any time from the opening of business on the date that is 20 Business Days prior to a Put Date until the close of business on the fifth Business Day prior to such Put Date. The Put Notice shall state:

(1) if certificated, the certificate numbers of the Convertible Senior Notes which the Holder shall deliver to be purchased;

(2) the portion of the principal amount of the Convertible Senior Notes which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(3) that such Convertible Senior Notes shall be purchased as of the Put Date pursuant to the terms and conditions specified in the Convertible Senior Notes and in the Indenture.

(ii) delivery or book-entry transfer of such Convertible Senior Notes to the Paying Agent prior to, on or after the Put Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1.08 only if the Convertible Senior Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Put Notice.

SECTION 1.09 Further Conditions and Procedures for Purchase Upon a Fundamental Change and Purchase at the Option of the Holder.

(a) Notice of Put Date or Fundamental Change. The Corporation shall send notices (each, a “Corporation Purchase Notice”) to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Senior Convertible Note register maintained by the Security Registrar, and shall deliver a copy of each such notice to the Trustee and Paying Agent, not less than 20 Business Days prior to each Put Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a “Corporation Purchase Notice Date”). Any such notice delivered to the Trustee and the Paying Agent with respect to a Fundamental Change shall be accompanied by an Officers’ Certificate certifying that a Fundamental Change has occurred and as to the date of the occurrence thereof, on which Certificate the Trustee and the Paying Agent may conclusively rely. Each Corporation Purchase Notice shall include a form of Put Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

(i) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Convertible Senior Notes on the applicable Put Date or Fundamental Change Purchase Date;

(ii) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

(iii) the Put Date or Fundamental Change Purchase Date;

(iv) the last date on which a Holder may exercise its purchase right;

(v) the name and address of the Paying Agent and the Conversion Agent;

(vi) that Convertible Senior Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

(vii) that Convertible Senior Notes as to which a Put Notice or Fundamental Change Purchase Notice has been given by the Holder to the Corporation may be converted only if the applicable Put Notice or Fundamental Change Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Second Supplemental Indenture; provided that the Convertible Senior Notes are otherwise convertible in accordance with the second through seventh paragraphs of the reverse of the Convertible Senior Notes;

(viii) that the Purchase Price or Fundamental Change Purchase Price for any Convertible Senior Notes as to which a Put Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Put Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Convertible Senior Notes;

(ix) the procedures the Holder must follow under Sections 1.07 or 1.08, as applicable, and this Section 1.09;

(x) briefly, the conversion rights of the Convertible Senior Notes and whether, at the time of such notice, the Convertible Senior Notes are eligible for conversion;

(xi) that, unless the Corporation defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Convertible Senior Notes covered by any Put Notice or Fundamental Change Purchase Notice, as applicable, interest will cease to accrue on and after the Put Date or Fundamental Change Purchase Date, as applicable;

(xii) the CUSIP and, if applicable, the ISIN number of the Convertible Senior Notes; and

(xiii) the procedures for withdrawing a Put Notice or Fundamental Change Purchase Notice.

Simultaneously with providing such Corporation Purchase Notice, the Corporation will publish a notice containing the information in such Corporation Purchase Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.

At the Corporation’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Corporation’s expense, the Paying Agent shall give the Corporation Purchase Notice in the Corporation’s name; provided, however, that, in all cases, the text of the Corporation Purchase Notice shall be prepared by the Corporation.

(b) Effect of Put Notice or Fundamental Change Purchase Notice. Upon receipt by the Paying Agent on behalf of the Corporation from the Holder of the Fundamental Change Purchase Notice or the Put Notice specified in Section 1.07(b)(i) or Section 1.08(b)(i), as applicable, the Holder of the Convertible Senior Notes in respect of which such Fundamental Change Purchase Notice or the Put Notice, as the case may be, was given shall (unless such Fundamental Change Purchase Notice or the Put Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price or the Purchase Price with respect to such Convertible Senior Notes. Such Fundamental Change Purchase Price or Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date or the Put Date, as the case may be, with respect to such Convertible Senior Notes (provided the conditions in Section 1.07(b) or Section 1.08(b), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Convertible Senior Notes to the Paying Agent by the Holder thereof in the manner required by Section 1.07(b)(ii) or Section 1.08(b)(ii), as applicable. Convertible Senior Notes in respect of which a Fundamental Change Purchase Notice or Put Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice or Put Notice, as the case may be, unless such Fundamental Change Purchase Notice or Put Notice, as the case may be, has first been validly withdrawn or deemed to have been validly withdrawn as specified in Section 1.09(c); provided that the Convertible Senior Notes are otherwise convertible in accordance with the second through seventh paragraphs of the reverse of the Convertible Senior Notes.

On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date or the Put Date, as the case may be, the Corporation shall deposit with the Paying Agent (or if the Corporation or an Affiliate of the Corporation is acting as the Paying Agent, shall segregate and hold in trust) the Purchase Price Consideration sufficient to pay the aggregate Fundamental Change Purchase Price or the aggregate Purchase Price, as the case may be, of the Convertible Senior Notes to be purchased pursuant to Section 1.07 or Section 1.08, as applicable. Payment by the Paying Agent of such Fundamental Change Purchase Price or Purchase Price for such Convertible Senior Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the Put Date, as the case may be, or the time of book-entry transfer or delivery of such Convertible Senior Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Fundamental Change Purchase Price or Purchase Price, as the case may be, of such Convertible Senior Notes on the Business Day following the Fundamental Change Purchase Date or the Put Date, as the case may be, then, on and after such date, such Convertible Senior Notes shall cease to be outstanding and interest on such Convertible

Senior Notes shall cease to accrue, whether or not book-entry transfer of such Convertible Senior Notes is made or such Convertible Senior Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price or the Purchase Price, as the case may be, upon delivery or transfer of the Convertible Senior Notes). Nothing herein shall preclude the Corporation withholding any tax required by law.

The Corporation shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price or the Purchase Price, as the case may be, and shall notify the Trustee of any default by the Corporation in making any such payment. If the Corporation or an Affiliate of the Corporation acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to deliver all money held by it pursuant to this Section 1.09 to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Convertible Senior Notes for purchase shall be determined by the Corporation, whose determination shall be final and binding, absent manifest error.

(c) Withdrawal of a Put Notice or Fundamental Change Purchase Notice. A Put Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Put Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

(i) if certificated, the certificate number of the Convertible Senior Notes in respect of which such notice of withdrawal is being submitted;

(ii) the principal amount of the Convertible Senior Notes with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Convertible Senior Notes which remains subject to the Put Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be transferred or delivered for purchase by the Corporation.

The Paying Agent shall promptly notify the Corporation of the receipt by it of any Put Notice or Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(d) Notwithstanding the requirements of Sections 1.07 or 1.08 and this Section 1.09, if the Convertible Senior Notes are represented by Global Securities in book-entry form the appropriate procedures of the Depositary must be complied with for any purchase upon a Fundamental Change or Put Option.

(e) Effect of Event of Default. There shall be no purchase of any Convertible Senior Notes pursuant to Section 1.07 or Section 1.08 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Convertible Senior Notes (x) with respect to which a Put Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Second Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Put Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(f) Convertible Senior Notes Purchased in Part. Any Convertible Senior Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Corporation shall execute and the Trustee or the Authenticating Agent, if any, shall authenticate and deliver to the Holder of such Convertible Senior Notes, without service charge, a new Senior Convertible Note or Convertible Senior Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Convertible Senior Notes so surrendered which is not purchased.

(g) Covenant to Comply with Securities Laws Upon Purchase of Convertible Senior Notes. In connection with any offer to purchase Convertible Senior Notes under Sections 1.07 or 1.08 hereof, the Corporation shall, to the extent applicable, (i) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Sections 1.07, 1.08 or this Section 1.09 to be exercised in the manner specified in Sections 1.07, 1.08 or this Section 1.09; provided, however, that the Corporation shall not take any action in violation of any applicable federal or state securities laws.

(h) Repayment to the Corporation. The Trustee and the Paying Agent shall return to the Corporation any cash or property that remains unclaimed as provided in Section 1003 of the Original Indenture, together with any unclaimed interest, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Corporation pursuant to Section 1.09(b), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Convertible Senior Notes or portions thereof which the Corporation is obligated to purchase as of the Put Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Put Date or Fundamental Change Purchase Date, as the case may be, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Corporation together with any excess interest held by them for payment to Holders.

(i) In any case where a Put Date or a Fundamental Change Purchase Date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or the Convertible Senior Notes) payment of interest and the Purchase Price or the Fundamental Change Purchase Price, as the case may be, need not be made at such Place of Payment on such date (provided that all other conditions therefor have been complied with), but may be made on the next succeeding Business Day at such Place of Payment (provided that such conditions have been complied with) with the same force and effect as if made on the Put Date or the Fundamental Change Purchase Date, as the case may be (and without any interest or payment in respect of any such delay).

SECTION 1.10 Conversion of Convertible Senior Notes.

(a) Right to Convert. A Holder may convert its Convertible Senior Notes for Common Stock at any time during the periods specified in the second paragraph of the reverse of the Convertible Senior Notes.

(b) The Conversion Rate. The initial Conversion Rate is 29.7619 shares of Common Stock issuable upon conversion of $1,000 principal amount of a Convertible Senior Note (the “Conversion Rate”), subject to adjustment as herein set forth. A Holder may convert a portion of the principal amount of Convertible Senior Notes if the portion is $1,000 or an integral multiple thereof.

(c) Conversion Procedures. To convert Convertible Senior Notes, the requirements set forth in this Section 1.10(c) and in the second through seventh paragraphs of the reverse of the Convertible Senior Notes must be satisfied.

(i) To convert the Convertible Senior Notes, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Convertible Senior Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) with respect to Convertible Senior Notes in certificated form, surrender the Convertible Senior Notes to the Conversion Agent or with respect to Convertible Senior Notes represented by Global Securities, cause the book-entry transfer thereof to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Corporation or the Trustee and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements is the conversion date (the “Conversion Date”). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Corporation shall deliver to the Holder, through the Conversion Agent, a certificate (or credit the book-entry transfer of such shares of Common Stock) for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 1.10(d).

(ii) Holders of Convertible Senior Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Convertible Senior Notes at any time after the close of business on such Regular Record Date. Convertible Senior Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Convertible Senior Notes; provided, however, that no such payment need be made with respect to Convertible Senior Notes in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest exists at the time of such conversion. Except as described above, no payment or adjustment will be made for accrued interest on converted Convertible Senior Notes. Upon conversion of Convertible Senior Notes, a Holder will not receive any cash payment of interest (unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates) and the Corporation will not adjust the Conversion Rate to account for accrued and unpaid interest.

(iii) The Person in whose name the certificate for such shares of Common Stock is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Convertible Senior Notes on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Convertible Senior Notes shall have been surrendered for conversion, as if the stock transfer books of the Corporation had not been closed. Upon conversion of Convertible Senior Notes, such Person shall no longer be a Holder of such Convertible Senior Notes.

(iv) No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 1.10(g) or as otherwise provided in the Indenture. If a Holder converts more than one Senior Convertible Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Convertible Senior Notes converted. Upon surrender of a Senior Convertible Note that is converted in part, the Corporation shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Senior Convertible Note in an authorized denomination equal in principal amount to the unconverted portion of the Senior Convertible Note surrendered. If the last day on which Convertible Senior Notes may be converted is not a Business Day in a place where a Conversion Agent is located, the Convertible Senior Notes may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day. A Holder of Convertible Senior Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Convertible Senior Notes to Common Stock, and only to the extent such Convertible Senior Notes are deemed to have been converted into Common Stock pursuant to this Section 1.10.

(v) If a Holder of Convertible Senior Notes has already delivered a Fundamental Change Purchase Notice or Put Notice with respect to a Senior Convertible Note,

then the Holder may not surrender such Senior Convertible Note for conversion until the Holder has withdrawn the applicable Fundamental Change Purchase Notice or Put Notice in accordance with the provisions hereof.

(d) Cash Payments in Lieu of Fractional Shares. The Corporation shall not issue a fractional share of Common Stock upon conversion of Convertible Senior Notes. Instead the Corporation shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

(e) Taxes on Conversion. At the option of the Holders, if a Holder converts Convertible Senior Notes, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude the Corporation’s withholding any tax required by law.

(f) Covenants of the Corporation. The Corporation shall, prior to issuance of any Convertible Senior Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Convertible Senior Notes. All shares of Common Stock delivered upon conversion of the Convertible Senior Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Corporation shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Convertible Senior Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on the New York Stock Exchange, or, if not listed thereon, on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(g) Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Corporation as follows:

(i) In case the Corporation shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 1.10(g)(i), the number of shares of Common Stock at any time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) In case the Corporation shall issue rights, options or warrants (other than pursuant to any dividend reinvestment or share purchase plans) to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Convertible Senior Notes upon conversion of such Convertible Senior Notes) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or share purchase plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase at such below Current Market Price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 1.10(g)(ii), the number of shares of Common Stock at any time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

(iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property or assets (but excluding any rights, options or warrants referred to in Section 1.10(g)(ii) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 1.10(g)(i)), the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other property so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that in the event that the Corporation makes a distribution to all holders of its Common Stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation, the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Spin-off Market Price per share of the Common Stock on the date fixed for such determination less the Spin-off Market Price per share or similar equity interest of the subsidiary or other business unit of the Corporation on such date and the denominator shall be the Spin-off Market Price per share of the Common Stock, such adjustment to become effective 10 trading days after the effective date of such distribution of capital stock of, or similar equity interest in, a subsidiary or other business unit of the Corporation. In any case in which this Section 1.10(g)(iv) is applicable, Sections 1.10(g)(i) and (ii) shall not be applicable.

(v) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, excluding any cash dividend on its Common Stock to the extent that the aggregate cash dividend on its Common Stock in any quarterly period does not exceed $.04 per share (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of Common Stock)) (the “Dividend Threshold Amount”), the Conversion Rate shall be adjusted by multiplying (x) the Conversion Rate by (y) a fraction (i) the numerator of which shall be the average closing sale price of its Common Stock for the five consecutive trading days immediately prior to the Record Date of the cash distribution and (ii) the denominator of which shall be the same price per share of Common Stock as used in the numerator minus the amount per share of such Dividend Increase or distribution. If an adjustment is required to be made under this Section 1.10(g)(v) as a result of a cash dividend in any quarterly period that exceeds the Dividend Threshold Amount, the adjustment would be based upon the amount by which the distribution exceeds the Dividend Threshold Amount (the “Dividend Increase”). If an adjustment is otherwise required to be made under this Section 1.10(g)(v), the adjustment would be based upon the full amount of the distribution.

(vi) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock (other than consideration payable in respect of any odd-lot tender offer) shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (x) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 1.10(g)(v) or this Section 1.10(g)(vi) has been made and (y) the aggregate amount of any distributions to all holders of the Corporation’s Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 1.10(g)(v) or this Section 1.10(g)(vi) has been made, exceeds the product of $0.16 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer (as it may be amended), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business as of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (1) the Current Market Price per share of the Common Stock as of the Expiration Time plus $0.16 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock) and (2) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described above (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”).

(vii) All adjustments to the Conversion Rate, shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made because they would have required an increase or decrease of less than one percent shall be carried forward and taken into account in any subsequent adjustment.

(viii) Notwithstanding the foregoing provisions of Section 1.10(g)(ii) or (iv), no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Note to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s Convertible Senior Notes.

(ix) No adjustment pursuant to the Conversion Rate or a holder’s ability to convert pursuant to this Section 1.10(g) shall be made in connection with the issuance of rights, the distribution of separate certificates representing rights or the exercise, redemption, termination or invalidation of rights pursuant to any stockholder rights plan implemented by the Corporation which provides that, upon conversion of the Convertible Senior Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such stockholder rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

(h) Miscellaneous Provisions Relating to Conversion.

(i) When No Adjustment Required. No adjustment to the Conversion Rate need be made:

(1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (2) above and outstanding as of the date the Convertible Senior Notes were first issued;

(4) for a change in the par value of the Common Stock; or

(5) for accrued and unpaid interest.

To the extent the Convertible Senior Notes become convertible into cash, assets or property (other than capital stock of the Corporation or securities to which Section 1.10(h)(iv) applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

(ii) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to Holders a notice of the adjustment. The Corporation shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

(iii) Voluntary Increase. The Corporation may make such increases in the Conversion Rate, in addition to those required by Section 1.10(g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Corporation shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Corporation shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

(iv) Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation, merger or binding share exchange of the Corporation with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (c) any sale or conveyance of all or substantially all of the assets of the Corporation to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Conversion Rate will not be adjusted. If any of the events described in the preceding sentence occur, the Corporation or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture or otherwise amend the terms of the Convertible Senior Notes, to provide that each Senior Convertible Note shall be convertible into the kind and amount of shares of stock, other securities or property or assets (including cash) that the Holder of the Senior Convertible Note would have received upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance if such Holder had converted such Senior Convertible Note into the number of shares of Common Stock issuable upon conversion of such Senior Convertible Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture or other amendment to the Convertible Senior Notes shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1.10(h)(iv). The Corporation shall cause notice of the execution of such supplemental indenture or amendment of the Convertible Senior Notes to be mailed to each Holder, at its address appearing on the Senior Convertible Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances. If this Section 1.10(h)(iv) applies to any event or occurrence, Section 1.10(g) shall not apply.

(v) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers’ Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Senior Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Senior Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 1.10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 1.10(h)(iv) relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable by Holders upon the conversion of their Convertible Senior Notes after any event referred to in such Section 1.10(h)(iv) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Six of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Corporation shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by the second paragraph of the reverse of the Convertible Senior Notes has occurred which makes the Convertible Senior Notes eligible for conversion or no longer eligible therefor until the Corporation has delivered to the Trustee and the Conversion Agent an Officers’ Certificate stating that such event has occurred, on which Certificate the Trustee and the Conversion Agent may conclusively rely, and the Corporation agrees to deliver such Officers’ Certificate to the Trustee and the Conversion Agent immediately after the occurrence of any such event.

In no event shall the Trustee or the Conversion Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee or the Conversion Agent have been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee or the Conversion Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

(vi) Successive Adjustments. After an adjustment to the Conversion Rate under Section 1.10(g), any subsequent event requiring an adjustment under Section 1.10(g) shall cause an adjustment to the Conversion Rate as so adjusted.

(vii) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 1.10(g) or 1.10(h), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of 1.10(g) or 1.10(h) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(i) On conversion of a Senior Convertible Note, a Holder shall receive no payment for that portion of accrued and unpaid interest on the converted Senior Convertible Note attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date with respect to the converted Senior Convertible Note.

SECTION 1.11 Additional Events of Default; Inapplicability of Certain Events of Default; Withholding Notice; Rescission. (a) In addition to those matters set forth in Section 501 of the Original Indenture, an “Event of Default” with respect to the Convertible Senior Notes shall also mean any of the following events:

(i) default in the payment of any interest upon the Convertible Senior Notes when it becomes due and payable, and continuance of such default for a period of 30 days; or

(ii) default in the Corporation’s obligation to repurchase Convertible Senior Notes upon the Corporation’s exercise of its repurchase option pursuant to Section 1.06, upon the occurrence of a Fundamental Change pursuant to Section 1.07 or upon the exercise by a holder of its option to require the Corporation to repurchase such holder’s Convertible Senior Notes pursuant to Section 1.08; or

(iii) default in the Corporation’s obligation to convert the Convertible Senior Notes upon exercise of a Holder’s conversion right; or

(iv) default in the performance, or breach, of any covenant of the Corporation or any Guarantor in this Indenture, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation or any Guarantor by the Trustee or to the Corporation or any Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Convertible Senior Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Holders of a principal amount of Convertible Senior Notes not less than the principal amount of Convertible Senior Notes the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Holders of such principal amount of Convertible Senior Notes, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initialized by the Corporation within such period and is being pursued; or

(v) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid by a court of competent jurisdiction or any such Guarantor denies in writing its liability under its Note Guarantee (other than by reason of release of any such Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

(b) As contemplated by the definition of “Event of Default” in Section 501 of the Original Indenture, clauses (1), (3), (4) and (7) shall be inapplicable to the Convertible Senior Notes.

(c) The Trustee may withhold from the Holders notice of any continuing default or Event of Default (except a default or Event of Default in the payment of principal of, interest or Liquidated Damages, if any, on the Convertible Senior Notes) if it determines in good faith that withholding notice is in the Holders’ interest.

(d) The Holders of a majority in aggregate principal amount of the Convertible Senior Notes then outstanding by notice to the Trustee may rescind any acceleration of the Convertible Senior Notes and its consequences if all existing Events of Default (other than the nonpayment of principal of, interest and liquidated damages, if any, on the Convertible Senior Notes that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or Event of Default or impair any right consequent thereto.

SECTION 1.12 Amendment; Supplement; and Waiver. In addition to those matters set forth in Section 902 of the Original Indenture, with respect to the Convertible Senior Notes, no amendment or supplemental indenture shall without the consent of the Holder of each Senior Convertible Note affected thereby:

(a) reduce the percentage of the principal amount of Convertible Senior Notes whose holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed Maturity of any Senior Convertible Note;

(c) reduce the rate of or change the time for payment of interest on any Convertible Senior Notes;

(d) waive a default or event of default in the payment of principal of or interest or liquidated damages, if any, on the Convertible Senior Notes (except a rescission of acceleration of the Convertible Senior Notes by the Holders of at least a majority in aggregate principal amount of the Convertible Senior Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any note payable in money other than that stated in the Indenture and the Convertible Senior Notes;

(f) make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of Holders of Convertible Senior Notes to receive payments of principal of or interest or liquidated damages, if any, on the Convertible Senior Notes;

(g) except as permitted by the Indenture, increase the conversion price or modify the provisions of the Indenture relating to conversion of the Convertible Senior Notes in a manner adverse to the Holders;

(h) make any change to the abilities of Holders of Convertible Senior Notes to enforce their rights under the Indenture or the foregoing provisions or this provision;

(i) reduce the redemption price, purchase price or Fundamental Change Purchase Price of the Convertible Senior Notes; or

(j) make any change that adversely affects the right to convert the Convertible Senior Notes.

Notwithstanding the foregoing, without the consent of any Holder of the Corporation and the Trustee may amend or supplement the Indenture or the Convertible Senior Notes to:

(a) cure any ambiguity, defect or inconsistency or make any other changes in the provisions of the Indenture which they may deem necessary or desirable, provided such amendment does not materially and adversely affect the Convertible Senior Notes;

(b) provide for uncertificated Convertible Senior Notes in addition to or in place of certificated Convertible Senior Notes;

(c) provide for the assumption of the Corporation’s obligations to Holders of Convertible Senior Notes in the circumstances required under the Indenture;

(d) provide for exchange rights of Holders of Convertible Senior Notes in certain events;

(e) reduce the conversion price;

(f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee;

(g) make any change that would provide any additional rights or benefits to the Holders of Convertible Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

(h) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939.

In addition, with respect to the Convertible Senior Notes, to the extent set forth in Section 513 of the Original Indenture, the Holders of at least a majority in aggregate principal amount of the Outstanding Convertible Senior Notes may waive an existing default other than: (a) any default by the Corporation in any payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Convertible Senior Notes, or (b) any default which constitutes a failure to convert any Senior Convertible Note in accordance with its terms and the Indenture.

SECTION 1.13 Register of Securities; Paying Agent; Conversion Agent. Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar with respect to the Convertible Senior Notes with the Place of Payment for the Convertible Senior Notes initially being the Corporate Trust Office. The Corporation may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Corporation or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

SECTION 1.14 Calculations in Respect of the Convertible Senior Notes. The Corporation will be responsible for making all calculations called for under the Convertible Senior Notes. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Last Reported Sale Price, Spin-off Market Price, accrued interest payable on the Convertible Senior Notes and Conversion Rate of the Convertible Senior Notes. The Corporation will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. Promptly after the calculation thereof, the Corporation will provide to each of the Trustee and the Conversion Agent an Officers’ Certificate setting forth a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee and the Conversion Agent may conclusively rely on such Officers’ Certificate. The Trustee and the Conversion Agent shall not be responsible for making any calculation or determination referred to in this Section 1.14. The Trustee will forward the Corporation’s calculations to any Holder upon the request of such Holder.

SECTION 1.15 Tax Treatment. The Corporation, the Guarantors and the Holders of the Convertible Senior Notes shall treat the Senior Convertibles Notes as debt for Federal income tax purposes.

SECTION 1.16 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When definitive Securities are presented to the Registrar with a request:

(i) to register the transfer of such definitive Securities; or

(ii) to exchange such definitive Securities for an equal principal amount of definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the definitive Securities surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B) are accompanied by the following additional information and documents, as applicable:

(x) if such definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Transfer Restricted Security); or

(y) if such definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Transfer Restricted Security); or

(C) if such definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Transfer Restricted Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 1.16(e)(i).

In case of redemption, the Registrar will not be required to register the transfer or exchange of any Convertible Senior Notes: (i) during a period of 15 days before any selection of Convertible Senior Notes for redemption; (ii) if the Convertible Senior Notes have been called for redemption in whole or in part, except the unredeemed portion of any Convertible Senior Notes being redeemed in part; or (iii) in respect of which a Purchase Notice has been given and not withdrawn, except the portion of the Senior Convertible Note not purchased of any Senior Convertible Note being purchased in part.

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Transfer Restricted Security) that such definitive Security is being transferred (A) to a QIB in accordance with Rule 144A or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 1.05(b), the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Second Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Security to a transferee who takes delivery of such interest through a Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification (in the form set forth on the reverse side of the Transfer Restricted Security) from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Second Supplemental Indenture (other than the provisions set forth in Section 1.05), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Security is exchanged for definitive Securities pursuant to Section 1.05(b) prior to the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 1.16 (including the certification requirements set forth on the reverse of the Transfer Restricted Security intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Security.

(i) Prior to the expiration of the Restricted Period, interests in a Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in a Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Transfer Restricted Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e) Legends for Securities.

(i) Except as permitted by the following paragraphs (ii), (iii), or (iv), each Security certificate evidencing the Global Securities and the definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF MASSEY ENERGY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY APPLICABLE PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF MASSEY ENERGY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO MASSEY ENERGY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF MASSEY ENERGY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

Each Security evidencing a Global Security offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form:

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

Each definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Transfer Restricted Security).

(iii) After a transfer of any Transfer Restricted Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Transfer Restricted Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Transfer Restricted Securities shall cease to apply and the requirements that any such Transfer Restricted Securities be issued in global form shall continue to apply.

(iv) Upon a sale or transfer after the expiration of the Restricted Period of any Transfer Restricted Security acquired pursuant to Regulation S, all requirements that such Transfer Restricted Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Transfer Restricted Security be issued in global form shall continue to apply.

SECTION 1.17 Defeasance. The Convertible Senior Notes shall not be defeased and Article 13 of the Original Indenture is rendered inapplicable.

ARTICLE 2

GUARANTEE OF NOTES

SECTION 2.01 Inapplicability of Guarantee. This Article 2 shall replace Article 15 under the Original Indenture.

SECTION 2.02 Note Guarantees. Subject to the provisions of this Article 2 each Guarantor hereby jointly and severally unconditionally guarantees, on a senior unsecured basis, to each Holder of a Convertible Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of (i) the validity and enforceability of this Indenture, the Convertible Senior Notes or the obligations of the Corporation or any other Guarantors to the Holders or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, with respect to the Convertible Senior Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or Liquidated Damages, if any, with respect to the Convertible Senior Notes and all other obligations of the Corporation or any Guarantor to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 607 of the Original Indenture) and all other obligations under this Indenture or the Convertible Senior Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Convertible Senior Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Corporation to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Convertible Senior Notes shall constitute an event of default under this Note Guarantee, and shall entitle the Holders of Convertible Senior Notes or the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Corporation.

Each Guarantor, by execution of this Second Supplemental Indenture, agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Second Supplemental Indenture or the Convertible Senior Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Corporation, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Convertible Senior Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, by execution of this Second Supplemental Indenture, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Corporation, any right to require a proceeding first against the Corporation, protest, notice and all demands whatsoever and covenant that such Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Convertible Senior Notes and this Second Supplemental Indenture. The Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Corporation or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Corporation or such Guarantor, any amount paid by the Corporation or such Guarantor to the Trustee or such Holder, a Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article 2, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 502 of the Original Indenture for the purposes of a Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Section 1.11 hereof and Section 501 of the Original Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of such Note Guarantee.

The Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Corporation for liquidation or reorganization, should the Corporation become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Corporation’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Convertible Senior Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Convertible Senior Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Convertible Senior Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

No shareholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Note Guarantee by reason of his, her or its status as such shareholder, officer, director, employee or incorporator.

SECTION 2.03 Execution and Delivery of Supplemental Indenture. To further evidence a Note Guarantee set forth in Section 2.02, each Guarantor hereby agrees that this Second Supplemental Indenture shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Convertible Senior Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 2.01 shall remain in full force and effect notwithstanding any failure to endorse on each Convertible Senior Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Second Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Convertible Senior Notes or at any time thereafter, such Guarantor’s Note Guarantee (pursuant to this Second Supplemental Indenture) of such Convertible Senior Note shall be valid nevertheless.

The delivery of any Convertible Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Second Supplemental Indenture on behalf of such Guarantor.

SECTION 2.04 Limitation of Note Guarantees. The obligations of each Guarantor are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or similarly impermissible transaction under federal or state law. Each Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 2.05 Additional Guarantors. If any Subsidiary (other than an unrestricted subsidiary under the 6.625% Senior Notes Indenture) that is not a Guarantor incurs any Indebtedness (other than Indebtedness owing to the Corporation or another Subsidiary (other than an unrestricted subsidiary under the 6.625% Senior Notes Indenture)), including any guarantee of any Indebtedness of the Corporation or a Subsidiary (other than a Guarantee of Indebtedness owing to the Corporation or a Subsidiary (other than an unrestricted subsidiary under the 6.625% Senior Notes Indenture)), then the Corporation shall cause such Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall issue a Note Guarantee; and

(2) deliver to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture and Note Guarantee have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid, binding and enforceable obligations of such Subsidiary.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture. The Corporation may cause any other Subsidiary to issue a Note Guarantee and become a Guarantor. At any time the Indebtedness or guarantee of Indebtedness referred to above is repaid or released without further obligation by such Subsidiary, such Subsidiary need no longer be a Guarantor for purposes of this Section 2.05, and the Trustee shall promptly execute such documents and instruments as the Corporation or such Subsidiary may request to evidence the termination of such Note Guarantee.

The Corporation and its Subsidiaries shall not be required to comply with the provisions of this Section 2.05 during any Suspension Period.

SECTION 2.06 Release of a Guarantor. A Guarantor shall be released from all of its obligations under its Note Guarantee if:

(i) the Guarantor has sold all of its assets or the Corporation and its Subsidiaries have sold all of the Equity Interests of the Guarantor owned by them;

(ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Corporation or another Guarantor; or

(iii) the Guarantor is designated an unrestricted subsidiary in compliance with the terms of the 6.625% Senior Notes Indenture;

and in each such case, the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

If all of the conditions to release contained in this Section 2.06 have been satisfied, the Trustee, at the expense of the Corporation or Guarantor, shall execute any documents reasonably requested by the Corporation or any Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Convertible Senior Notes and under this Article 2.

SECTION 2.07 Waiver of Subrogation. Each Guarantor, by execution of a supplemental indenture pursuant to this Article 2, waives to the extent permitted by law any claim or other rights which it may now or hereafter acquire against the Corporation that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under such Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Corporation, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Corporation, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Convertible Senior Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Convertible Senior Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Convertible Senior Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, by execution of a supplemental indenture pursuant to this Article 2, shall acknowledge that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 2.07 is knowingly made in contemplation of such benefits.

ARTICLE 3

MISCELLANEOUS PROVISIONS

SECTION 3.01 Recitals by the Corporation. The recitals in this Second Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Convertible Senior Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 3.02 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 3.03 Executed in Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

MASSEY ENERGY COMPANY

By:	/s/ Baxter F. Phillips, Jr.
Name:	Baxter F. Phillips, Jr.
Title:	Senior Vice President and Chief Financial Officer

Attest:

/s/ John M. Poma
Name:	John M. Poma
Title:	Assistant Secretary

A.T. MASSEY COAL COMPANY, INC.

By:	/s/ Baxter F. Phillips, Jr.
Name:	Baxter F. Phillips, Jr.
Title:	Senior Vice President and Chief Financial Officer

Attest:

/s/ John M. Poma
Name:	John M. Poma
Title:	Assistant Secretary

The Guarantors

HOPKINS CREEK COAL COMPANY
JOBONER COAL COMPANY
RUSSELL FORK COAL COMPANY
T.C.H. COAL CO.

By:	/s/ Baxter F. Phillips, Jr.
Name:	Baxter F. Phillips, Jr.
Title:	President

MASSEY COAL SERVICES, INC.

By:	/s/ Baxter F. Phillips, Jr.
Name:	Baxter F. Phillips, Jr.
Title:	Vice President

APPALACHIAN CAPITAL MANAGEMENT CORP.
BIG SANDY VENTURE CAPITAL CORP.
BLUE RIDGE VENTURE CAPITAL CORP.
CAPSTAN MINING COMPANY
CENTRAL PENN ENERGY COMPANY, INC.
CONTINUITY VENTURE CAPITAL CORP.
DRIH CORPORATION
FEATS VENTURE CAPITAL CORP.
HADEN FARMS, INC.
MASSEY COAL SALES COMPANY, INC.
MASSEY NEW ERA CAPITAL CORP.
MASSEY TECHNOLOGY INVESTMENTS, INC.
MENEFEE LAND COMPANY, INC.
NEW MARKET LAND COMPANY
NEW MASSEY CAPITAL CORP.
PROGRESSIVE VENTURE CAPITAL CORP.
RAWL SALES VENTURE CAPITAL CORP.
SCARLET DEVELOPMENT COMPANY
SHENANDOAH CAPITAL MANAGEMENT CORP.
SPM CAPITAL MANAGEMENT CORP.
ST. ALBANS CAPITAL MANAGEMENT CORP.
SUN COAL COMPANY, INC.

By:	/s/ James L. Gardner
Name:	James L. Gardner
Title:	President

LAUREN LAND COMPANY SC COAL CORPORATION

By:	/s/ James L. Gardner
Name:	James L. Gardner
Title:	Vice President

GREYEAGLE COAL COMPANY
TENNESSEE CONSOLIDATED COAL COMPANY
TENNESSEE ENERGY CORP.
THUNDER MINING COMPANY

By:	/s/ Michael D. Bauersachs
Name:	Michael D. Bauersachs
Title:	President

ALEX ENERGY, INC.
GREEN VALLEY COAL COMPANY
MAJESTIC MINING, INC.
NICCO CORPORATION
PEERLESS EAGLE COAL CO.

By:	/s/ David C. Hughart
Name:	David C. Hughart
Title:	President

ARACOMA COAL COMPANY, INC.
HIGHLAND MINING COMPANY
LOGAN COUNTY MINE SERVICES, INC.

By:	/s/ Dwayne Francisco
Name:	Dwayne Francisco
Title:	President

BANDMILL COAL CORPORATION

By:	/s/ Eric D. Salyer
Name:	Eric D. Salyer
Title:	President

BARNABUS LAND COMPANY
DEHUE COAL COMPANY

By:	/s/ Harold Osborne
Name:	Harold Osborne
Title:	President

BELFRY COAL CORPORATION
NEW RIDGE MINING COMPANY
SIDNEY COAL COMPANY, INC.

By:	/s/ Sidney R. Young, III
Name:	Sidney R. Young, III
Title:	President

BLACK KING MINE DEVELOPMENT CO.
BOONE EAST DEVELOPMENT CO.
BOONE WEST DEVELOPMENT CO.
CABINAWA MINING COMPANY
CENTRAL WEST VIRGINIA ENERGY COMPANY
CERES LAND COMPANY
DEMETER LAND COMPANY
LAXARE, INC.
RAVEN RESOURCES, INC.

By:	/s/ R. Freal Mize
Name:	R. Freal Mize
Title:	President

MASSEY GAS & OIL COMPANY
NEW RIVER ENERGY CORPORATION

By:	/s/ R. Freal Mize
Name:	R. Freal Mize
Title:	Vice President

BEN CREEK COAL COMPANY

By:	/s/ Bruce A. Johnson
Name:	Bruce A. Johnson
Title:	President

BOONE ENERGY COMPANY
MARFORK COAL COMPANY, INC.

By:	/s/ Johnny R. Jones
Name:	Johnny R. Jones
Title:	President

CLEAR FORK COAL COMPANY
ELK RUN COAL COMPANY, INC.

By:	/s/ Larry Ward
Name:	Larry Ward
Title:	President

CRYSTAL FUELS COMPANY

By:	/s/ George E. Dotson
Name:	George E. Dotson
Title:	President

SUPPORT MINING COMPANY

By:	/s/ Andrew F. Ashurst
Name:	Andrew F. Ashurst
Title:	President

DUNCAN FORK COAL COMPANY
DUCHESS COAL COMPANY
HAZY RIDGE COAL COMPANY
JACKS BRANCH COAL COMPANY
LICK BRANCH COAL COMPANY
MINE MAINTENANCE, INC.
PETER CAVE MINING COMPANY
RUM CREEK SYNFUEL COMPANY
TRACE CREEK COAL COMPANY

By:	/s/ Danny C. Cox
Name:	Danny C. Cox
Title:	President

FOOTHILLS COAL COMPANY

By:	/s/ John Christopher Adkins
Name:	John Christopher Adkins
Title:	President

KANAWHA ENERGY COMPANY

By:	/s/ Randy Cunningham
Name:	Randy Cunningham
Title:	President

STIRRAT COAL COMPANY

By:	/s/ Kevin T. Varney
Name:	Kevin T. Varney
Title:	President

GOALS COAL COMPANY
WILLIAMS MOUNTAIN COAL COMPANY

By:	/s/ Michael A. Milam
Name:	Michael A. Milam
Title:	President

INDEPENDENCE COAL COMPANY, INC.

By:	/s/ Jeffrey W. Walkup
Name:	Jeffrey W. Walkup
Title:	President

KNOX CREEK COAL CORPORATION

By:	/s/ David P. Kramer
Name:	David P. Kramer
Title:	President

LONG FORK COAL COMPANY

By:	/s/ Cathy Frazier
Name:	Cathy Frazier
Title:	President

BIG BEAR MINING COMPANY
DELBARTON MINING COMPANY
DOUGLAS POCAHONTAS COAL CORPORATION
ROBINSON-PHILLIPS COAL COMPANY
ROCKRIDGE COAL COMPANY
SHANNON-POCAHONTAS COAL CORPORATION
TOWN CREEK COAL COMPANY
WYOMAC COAL COMPANY, INC.
RAWL SALES & PROCESSING CO.
LYNN BRANCH COAL COMPANY, INC.
ROAD FORK DEVELOPMENT COMPANY, INC.
SPARTAN MINING COMPANY
STONE MINING COMPANY
SYCAMORE FUELS, INC.
VANTAGE MINING COMPANY

By:	/s/ Macs E. Hall
Name:	Macs E. Hall
Title:	President

MARTIN COUNTY COAL CORPORATION
PILGRIM MINING COMPANY, INC.

By:	/s/ Hiram Mahon
Name:	Hiram Mahon
Title:	President

NICHOLAS ENERGY COMPANY

By:	/s/ Mike Snelling
Name:	Mike Snelling
Title:	President

OMAR MINING COMPANY

By:	/s/ Mitchell McKinley Kalos
Name:	Mitchell McKinley Kalos
Title:	President

POWER MOUNTAIN COAL COMPANY

By:	/s/ James S. Smith
Name:	James S. Smith
Title:	President

RUM CREEK COAL SALES, INC.

By:	/s/ Richard Zigmond
Name:	Richard Zigmond
Title:	President

PERFORMANCE COAL COMPANY

By:	/s/ Bill M. Potter
Name:	Bill M. Potter
Title:	President

WHITE BUCK COAL COMPANY

By:	/s/ Larry M. Roop
Name:	Larry M. Roop
Title:	President

BANDYTOWN COAL COMPANY
EAGLE ENERGY, INC.

By:	Kenny Williams
Name:	Kenny Williams
Title:	President

M & B COAL COMPANY

BY:	WYOMAC COAL COMPANY, INC.

By:	/s/ Macs Hall
Name:	Macs Hall
Title:	President

M & B COAL COMPANY

BY:	TOWN CREEK COAL COMPANY

By:	/s/ Macs Hall
Name:	Macs Hall
Title:	President

SHANNON-POCAHONTAS MINING CO.

BY:	SHANNON POCAHONTAS COAL CORPORATION

By:	/s/ Macs Hall
Name:	Macs Hall
Title:	President

SHANNON-POCAHONTAS MINING CO.

BY:	OMAR MINING COMPANY

By:	/s/ Mitchell McKinley Kalos
Name:	Mitchell McKinley Kalos
Title:	President

HANNA LAND COMPANY, LLC

BY:	A. T. MASSEY COAL COMPANY, INC.

By:	/s/ Baxter F. Phillips, Jr.
Name:	Baxter F. Phillips, Jr.
Title:	Senior Vice President and Chief Financial Officer

HANNA LAND COMPANY, LLC

BY:	ALEX ENERGY, INC.

By:	/s/ David C. Hughart
Name:	David C. Hughart
Title:	President

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Mary St. Amard
Name:	Mary St. Amand
Title:	Assistant Vice President

Attest:

/s/ Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Senior Financial Services Officer

EXHIBIT A

FORM OF

2.25% CONVERTIBLE SENIOR NOTE DUE 2024

[If applicable, insert: THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SENIOR NOTE REGISTERED, AND NO TRANSFER OF THIS SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SENIOR NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Definitive Security Legend, if applicable]

[Restrictive Legend]

[Rule 144A Legend, if applicable]

No.	CUSIP No.

MASSEY ENERGY COMPANY

2.25% CONVERTIBLE SENIOR NOTE DUE 2024

Principal Amount:	$

Regular Record Date:	Close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date:	April 7, 2004

Stated Maturity:	April 1, 2024

Interest Payment Dates:	Semi-annually on April 1 and October 1 of each year, commencing October 1, 2004

Interest Rate:	2.25% per annum

Authorized Denomination:	$1,000 and any integral multiples thereof

Massey Energy Company, a Delaware corporation (the “Corporation,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to             , or registered assigns, the principal sum of              DOLLARS ($            ) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on October 1, 2004 and on the Stated Maturity at the rate per annum shown above (the “Interest Rate”) until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2.25% Convertible Senior Note due 2024 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Payments of interest for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months and will accrue from April 7, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable, and no additional interest will accrue on that payment from and after the date on which the interest is payable to the date of that payment on the next succeeding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Payment of principal of and interest on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or such other form of consideration as set forth in the Indenture. Payments of principal of and interest on the Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal and interest due at the Stated Maturity or earlier redemption or purchase of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The Securities of this series shall be redeemable, subject to the terms of the Indenture, in whole or from time to time in part, at the option of the Corporation on any date on or after April 6, 2011 (a “Redemption Date”), at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Redemption Date.

Notice of any redemption by the Corporation will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed. If Notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on the Securities of this series or portions of Securities of this series called for redemption. In the event that any Redemption Date is not a Business Day, the Corporation will pay the Redemption Price on the next Business Day without any additional interest or other payment due. If less than all the Securities of this series are to be redeemed at the option of the Corporation, the Trustee shall select the Securities to be redeemed by lot, or on a pro rata basis or by another method the Trustee considers fair and appropriate. The Trustee shall select for redemption Securities of this series and portions of the Securities of this series in amounts of whole multiples of $1,000.

A Holder shall have the option to require the Corporation to purchase, for cash, any or all of the Securities of this series held by such Holder on April 1, 2011, April 1, 2014 and April 1, 2019 (each, a “Put Date”) at a purchase price (the “Purchase Price”) equal to the principal amount of the Securities of this series to be purchased plus any accrued and unpaid interest to but excluding the Put Date, upon delivery of a Put Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Put Date until the close of business on the fifth Business Day prior to such Put Date and upon delivery of the Securities of this series to the Paying Agent by the Holder as set forth in the Indenture.

If a Fundamental Change shall occur at any time prior to April 1, 2011, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Corporation to purchase, for cash, any or all of such Holder’s Securities of this series or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 days after the date of the Corporation Purchase Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to the principal amount of Securities of this series purchased plus accrued and unpaid interest to the Fundamental Change Purchase Date upon delivery of a Fundamental Change Purchase Notice containing the information set forth in the Indenture.

Holders have the right to withdraw any Put Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

If consideration sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Securities of this series or portions thereof to be purchased as of the Fundamental Change Purchase Date or the Put Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Fundamental Change Purchase Date or the Put Date, as the case may be, interest shall cease to accrue on such Securities of this series (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price or Purchase Price, as the case may be, upon surrender of such Note). The term “consideration” as used within this paragraph shall mean cash when used with respect to the Fundamental Change Purchase Price and the Purchase Price.

In the event of redemption or purchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

The Securities of this series shall not have a sinking fund.

The Securities of this series shall constitute the direct, unsecured and unsubordinated debt obligations of the Corporation and shall rank equally in priority with the Corporation’s existing and future unsecured and unsubordinated indebtedness.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:

Massey Energy Company

By:
Name:	Baxter F. Phillips, Jr.
Title:	Senior Vice President and Chief Financial Officer

Attest:

Name:	John M. Poma
Title:	Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wilmington Trust Company,
as Trustee

By:
Authorized Officer

(Reverse Side of Security)

This 2.25% Convertible Senior Note due 2024 is one of a duly authorized issue of Securities of the Corporation (the “Securities”), issued and issuable in one or more series under a Senior Indenture, dated as of May 29, 2003, as supplemented (the “Indenture”), among the Corporation, the Guarantors listed on the signature pages thereto and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 2.25% Convertible Senior Note due 2024 initially in the aggregate principal amount of $            . Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

Subject to the procedures set forth in the Indenture, a Holder may convert Securities of this series into Common Stock of the Corporation on or before the close of business on March 31, 2024 during the periods and upon satisfaction of at least one of the conditions set forth below:

(a) in any calendar quarter after the quarter ended June 30, 2004 (and only during such calendar quarter) if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter equals or exceeds 120% of the Conversion Price on such last Trading Day;

(b) in the event that the Corporation calls any Securities of this series for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at such time; provided, however, that if a Holder has already delivered a Put Notice or Fundamental Change Purchase Notice, as applicable, with respect to a Security, the Holder may not surrender such Security for conversion until the Holder has withdrawn the Put Notice or Fundamental Change Purchase Notice, as applicable, in accordance with the Indenture;

(c) if the Corporation (1) elects to (A) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 45 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price on the Trading Day immediately preceding the declaration date of such distribution or (B) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Corporation, which distribution has a per share value as determined by the Corporation’s Board of Directors and set forth in a Board Resolution exceeding 15% of the Last Reported Sale Price of a share of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution. In the case of the foregoing clauses (A) and (B), the Corporation must notify the Holders of the Securities of this series at least 20 Business Days prior to the ex-dividend date for such distribution. Once the Corporation has given such notice, Holders of the Securities of this series may surrender such Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Corporation’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time. Notwithstanding the foregoing, a Holder of the Securities of this series may not exercise the foregoing right to convert if the Holder may participate in the distribution without converting its Securities. As used herein, the term “ex-dividend date” shall mean the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer; or (2) in the event that the Corporation becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction; or

(d) after the earlier of (1) the date the Convertible Senior Notes are rated by Moody’s Investor Services, Inc. and Standard & Poor’s Rating Services and (2) June 30, 2004, the Convertible Senior Notes may be surrendered for conversion into Common Stock prior to Maturity during any period that (1) the long-term credit rating assigned to the Securities of this series by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services is lower than B2 and B, respectively; (2) both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services no longer rate the Securities of this series or have withdrawn their ratings with respect to the Securities of this series; or (3) either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services no longer rates the Securities of this series or has withdrawn or suspended such rating and the remaining rating is lower than B2 or B, as applicable (references to Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services include any successors to those entities).

Securities of this series in respect of which a Holder has delivered a notice of exercise of the option to require the Corporation to purchase such Securities of this series may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 29.7619 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Corporation shall deliver cash or a check in lieu of any fractional share of Common Stock.

Holders of Securities of this series at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities of this series at any time after the close of business on such Regular Record Date. Securities of this series surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Securities of this series (except with respect to Securities of this series in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest exists at the time of such conversion). Except as described above, no payment or adjustment will be made for accrued interest on converted Securities of this series. Upon conversion of Convertible Senior Notes, a Holder will not receive any cash payment of interest (unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates) and the Corporation will not adjust the Conversion Rate to account for accrued and unpaid interest.

To convert the Securities of this series a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities of this series (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities of this series to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Corporation or the Trustee and (4) pay any transfer or similar tax, if required.

A Holder may convert a portion of the Securities of this series only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of Securities of this series, that portion of accrued and unpaid interest if any, on such Securities attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date with respect to such converted Securities shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for such Securities being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), shall be treated as issued in exchange for the principal amount of such Securities being converted pursuant to the provisions hereof.

If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency and reorganization) with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture; provided, however, that if an Event of Default, resulting from certain events of bankruptcy, insolvency and reorganization, shall occur and be continuing, such principal amount shall become due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin, currency or other form of consideration, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, Paying Agent, Conversion Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Corporation or its Affiliates and may otherwise deal with the Corporation or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

The Corporation will be responsible for making all calculations called for under the Securities of this series. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Last Reported Sale Price, Spin-off Market Price, accrued interest payable on the Securities of this series and Conversion Rate of the Securities of this series. The Corporation will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders of the Securities of this series. Promptly after the calculation thereby, the Corporation will provide to each of the Trustee and the Conversion Agent an Officers’ Certificate setting forth a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Corporation’s calculations to any Holder upon the request of such Holder.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common

UNIF GIFT MIN ACT—	Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act

TEN ENT—	as tenants by the entireties

JT TEN—	as joint tenants with rights of survivorship and not as tenants in common (State)

Additional abbreviations may also be used though not on the above list.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF SECURITIES

This Certificate relates to $             principal amount of Securities held in (check applicable space)          book-entry or          definitive form by                                  (the “Transferor”).

The Transferor (check one box below):

[_]	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[_]	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	[_]	to the Company; or

(2)	[_]	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	[_]	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	[_]	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	[_]	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Prior to the expiration of the period referred to in Rule 144(k), unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

[INSERT NAME OF TRANSFEROR]

Dated:
By:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                                       agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

FORM OF CONVERSION NOTICE

To: Massey Energy Company

The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Massey Energy Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)
Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

Certificate No(s) of Securities (not required for Global Securities)
(Name)

Principal amount to be converted
(Street Address)	(if less than all): $ ,000

(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Massey Energy Company

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Massey Energy Company (the “Corporation”) as to the occurrence of a Fundamental Change with respect to the Corporation and requests and instructs the Corporation to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if Securities to be delivered, other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

Certificate No(s) of Securities (not required for Global Securities)
(Name)

Principal amount to be purchased
(Street Address)	(if less than all): $ ,000

(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF PUT NOTICE

To: Massey Energy Company

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Massey Energy Company (the “Corporation”) as to the holder’s option to require the Corporation to repurchase this Security and requests and instructs the Corporation to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the consideration in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. The Convertible Senior Notes shall be purchased as of the Put Date pursuant to the terms and conditions specified in the Convertible Senior Notes and in the Indenture. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. The term “consideration” as used within this paragraph shall mean cash.

Dated:

Signature(s)
Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if Securities to be delivered, other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of Securities if to be

issued other than to and in the name of

registered holder:

Certificate No(s) of Securities (not required for Global Securities)
(Name)
Principal amount to be purchased (if less than all): $ ,000
(Street Address)

(City, state and zip code) Please print name and address	Social Security or Other Taxpayer Number

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wilmington Trust Company,
as Trustee

By:
Authorized Officer

B-1